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                                                                      Exhibit 99

Press Release

SOURCE: Peerless Systems Corporation

Peerless Systems Announces Workforce Reduction at Netreon Subsidiary

EL SEGUNDO, Calif.--(BUSINESS WIRE)--Sept. 7, 2001--Peerless Systems Corporation (Nasdaq:PRLS - news), a provider of software-based embedded imaging and networking systems and storage management systems to the digital document and storage markets, today announced it has reduced its workforce at its Netreon subsidiary by 12 employees, approximately 21% of Netreon's workforce or approximately 7% of Peerless' total workforce, in order to reduce its operating costs and conserve the Company's cash balances.

Commenting on the reduction, Howard Nellor, President and Chief Executive Officer of Peerless Systems Corporation, said, "Peerless is managing its business in line with a difficult market environment. We continue to pursue our strategic initiatives formulated in fiscal 2001 to return Peerless to profitability."

Netreon recently completed a software development kit for the Network Attached Storage market and is continuing to develop software for the Storage Area Network market with beta testing planned for late this fiscal quarter.

The Company has implemented the staff reductions to control costs and expenses appropriate to the level of completed work and in line with remaining product development needs. This decision was carried out for the long-term benefit of Peerless and its shareholders.

"We continue to have a lot of confidence in Netreon and, as previously stated, we are exploring all options concerning Netreon to increase shareholder value and return Peerless to profitability," concluded Nellor.

About Peerless

Peerless Systems Corporation, headquartered in El Segundo, is a provider of software-based embedded imaging and networking systems to original equipment manufacturers of digital document products and software utilities to OEMs of Network Attached Storage devices. Digital document products include printers, copiers, fax machines, scanners and color products, as well as multifunction products that perform a combination of these imaging functions. In order to process digital text and graphics, digital document products rely on a core set of imaging software and supporting electronics, collectively known as an embedded imaging system. Embedded networking systems supply the core software technologies to digital document products that enable them to communicate over local area networks and the Internet. The Company is also developing software utilities for OEMs of Storage Area Network devices.

For more information, visit the Company's Web site at www.peerless.com.
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Safe Harbor Statement

This Release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Statements prompted by, qualified by or made in connection with such words as "anticipates," "estimates," "expects," "continuing," "projects," "intends," "plans," "targets," "believes" and words of similar substance signal forward-looking statements. Likewise, the use of such words in connection with or related to any discussion of or reference to future operations, opportunities or financial performance sets apart forward-looking statements.

In particular, statements regarding the Company's outlook for future business, financial performance and growth, including projected revenue, both quarterly and from specific sources, profit, spending, including spending on research and development efforts and investments in Netreon, costs and the Company's cash position through the fiscal year, as well as statements regarding expectations for overall improvements, new product development and offerings, customer demand for the Company's products and services, market demand for products incorporating the Company's technology, future prospects of Netreon, and the impact on future performance of organizational and operational changes, all constitute forward-looking statements.

These forward-looking statements are just predictions and best estimations consistent with the information available to the Company at this time. Thus they involve known and unknown risks and uncertainties such that actual results could differ materially from those projected in the forward-looking statements made in this release. Risks and uncertainties include, but are not limited to: a) ongoing changes in the markets in which Peerless and Netreon offer their products; b) the failure of Peerless' business strategy to produce the projected financial results in the Imaging and Storage marketplaces; c) the failure of Peerless to maintain its margins due to changes in its business model in reaction to competitive pressures; d) the delay in or the non-acceptance by the market of new product and technology offerings; e) the delay in or the non-acceptance by the market of new Peerless and Netreon product and technology offerings; f) the inability of Peerless to retain and attract the technical talent to compete effectively in the marketplace for imaging and storage; g) the failure of Peerless' markets to achieve expected growth rates; h) continuing worldwide unfavorable, economic conditions resulting in decreased demand for original equipment manufacturers' ("OEMs") products using Peerless' technology, making it difficult for Peerless to obtain new licensing agreements; i) OEMs' determinations not to proceed with development of products using Peerless' technology due to, among other things, the economic slowdown current experienced by business worldwide changes in the demand for anticipated OEM products, age of Peerless' technology, concerns about Peerless' financial position and Peerless' competitors offering alternative solutions; j) the lack of acceptance of Netreon's product offerings; k) Peerless' competitors coming to market with new products or alternative solutions that are superior or available at a lower cost or earlier than anticipated or believed to be possible; l) the anticipated market growth in imaging, network attached storage ("NAS"), and storage area network ("SAN") may not grow to anticipated levels in the timeframes meaningful to Peerless; m) the costs associated with the development of products for Imaging, NAS, and SAN may be higher than currently forecasted; n) increases or decreases in demand for the Company's products and services based on market conditions and the competitiveness of Peerless' and Netreon's products from both technological and pricing perspectives; o) the Company's inability to maintain or further improve operating efficiencies or to further streamline operations;
p) the impact on the Company's financials of any future need to expand the
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organization to meet customer or market demands; and q) other factors affecting
Peerless' business and the forward looking statements set forth herein and as described more fully from time to time in Peerless' public filings with the Securities and Exchange Commission, including but not limited to the Company's most recent Annual Reports on Forms 10-K dated January 31, 2001 in the Section called Risks and Uncertainties at pages 33 through 42, inclusive, filed on or about May 1, 2001 and the Company's most recent Quarterly Report on Form 10-Q dated April 30, 2001 in the Section called Risks and Uncertainties at pages 21 through 31, inclusive, filed on or about June 14, 2001.

Current and prospective stockholders are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company is under no obligation, and expressly disclaims any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All forward-looking statements contained herein are qualified in their entirety by the foregoing cautionary statements.